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                                                                    EXHIBIT 10.4

CASH INCENTIVE PLAN (AMENDED)


1. Individual performance will be evaluated twice a year by each employee's direct supervisor, rather than on a quarterly basis. 25% of the employee's bonus pool will be paid out after each six-month measurement period. This will provide a total pay out of 50% of the bonus on an annual basis. Each employee will be measured against a set of 5 high level objectives. Each objective will be weighted based upon its relative value to the company such that the sum of the weighting of all five objectives equals 100%. Each objective will be evaluated on a 0 to 1 scale and a weighted average performance will be calculated. The direct supervisor preparing the evaluation may with his/her manager's approval add up to 10% as a discretionary performance factor for additional tasks performed during the evaluation period.

2. Company performance will be evaluated quarterly against the attainment of the Company's budgeted revenue targets with the existing gross margin collar. This will be a straight ratio of actual performance over budgeted performance. This will provide a quarterly payment of 12.5% each quarter for a total of 50% of the employee's bonus on an annual basis.

3. Employee must work a minimum of two full months of the given quarter in order to be eligible for a prorated Company performance bonus. Similarly, employee must work a minimum of two months of a six month period in order to qualify for a prorated individual performance bonus. An employee must also be actively employed at time of payout in order to be eligible for any bonus payment.

4. Employee must be in good standing with the Company at the end of each quarter in order to qualify for either an Individual and/or Company performance bonus. No quarterly bonus will be paid to an employee on probationary status.

5. If Company performance percentage is below 70% in any quarter, no quarterly bonus related to Company performance will be paid. (See 2. Above) If Company performance percentage is below 70% in Q2 and/or Q4, employee will still be eligible to earn his/her individual performance bonus.

    If individual performance percentage is below 70%, employee will not be eligible for individual or company performance bonus for the given quarterly period and may not be eligible for subsequent bonuses, as described in the following paragraph.
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    If an employee does not meet the 70% threshold in Q2 or Q4, the employee will be subject to an interim three month individual performance review. For example, if an employee is paid the 12.5% Company bonus in Q1 and then only achieves 60% of his/her individual MBOs at the end of Q2, he/she will not be entitled to either an individual or Company performance bonus for that quarter. In addition, employee will be subject to a three month MBO evaluation at the end of Q3. In order to qualify for that quarter's Company performance bonus, the employee must have attained at least a 70% rating for this three month evaluation.



The table below shows the projected pay-outs over a given year:

                           Company                 Individual                   Total
                           Performance (sales      Performance (top 5
                           with margin floor)      weighted objectives)
--------------------------------------------------------------------------------------
Q1                         12.5%                                                12.5%
--------------------------------------------------------------------------------------
Q2                         12.5%                   25%                          37.5%
--------------------------------------------------------------------------------------
Q3                         12.5%                                                12.5%
--------------------------------------------------------------------------------------
Q4                         12.5%                   25%                          37.5%
--------------------------------------------------------------------------------------
TOTAL                      50%                     50%                          100%
--------------------------------------------------------------------------------------


o  70% floor on company performance
o  70% floor on individual performance
o no bonus if employee does not attain a minimum of 70% on individual performance
o employee must be in good standing (not on probation) to receive company and/or individual performance bonus
o managers can assign an additional 10% for exceptional performance; must be approved by their manager